Additional Shareholder Information
(unaudited)


Results of a Special Meeting of
Shareholders

On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Board Members.
The following tables provide
the number of votes cast for, against or withheld, as well as the number of abstentions as to the following proposals: (1) elect Board Members, (2) revise fundamental investment policies.


Proposal 1: Election of Board
Members +
                                                                 Broker
   Nominees           Votes For    Authority    Abstentions     Non-Votes
                                   Withheld


   Elliot J. Berv                                      0.000               0.000
                  91,088,808.41 1,826,157.787
                  7
   A. Benton                                           0.000               0.000
  Cocanougher      91,123,275.73 1,791,690.472
                  2
   Jane F. Dasher                                      0.000               0.000
                  91,156,089.21 1,758,876.989
                  5
   Mark T. Finn                                        0.000               0.000
                  91,120,905.37 1,794,060.833
                  1
   Rainer Greeven                                      0.000               0.000
                  91,109,672.92 1,805,293.284
                  0
   Stephen                                             0.000               0.000
  Randolph Gross   91,092,999.03 1,821,967.171
                  3
   Richard E.                                          0.000               0.000
  Hanson Jr.       91,107,660.33 1,807,305.869
                  5
   Diana R.                                            0.000               0.000
  Harrington       91,130,164.73 1,784,801.465
                  9
   Susan M.                                            0.000               0.000
  Heilbron         91,148,050.56 1,766,915.636
                  8
   Susan B. Kerley                                     0.000               0.000
                  91,144,872.50 1,770,093.695
                  9
   Alan G. Merten                                      0.000               0.000
                  91,140,631.10 1,774,335.099
                  5
   R. Richardson                                       0.000               0.000
  Pettit           91,138,754.09 1,776,212.106
                  8
   R. Jay Gerken,                                      0.000               0.000
  CFA              91,079,993.84 1,834,972.364
                  0

+ Board Members are elected by the shareholders of all of the series of the Company of which the Fund is a series.

Proposal 2: Revise Fundamental Investment
Policies

                                                                 Broker
    Items Voted On   Votes For       Votes     Abstentions     Non-Votes
                                   Against

   Borrowing Money  49,146,084.06   474,594.292 124,997.070         447,698.000
                              9
   Underwriting     49,130,437.32   491,295.772 123,942.336         447,698.000
                              3
   Lending          49,153,888.46   450,011.445 141,775.522         447,698.000
                              4
   Issuing Senior   49,155,318.44   430,502.428 159,854.561         447,698.000
  Securities                  2
   Real Estate      49,134,606.50   443,717.805 167,351.126         447,698.000
                              0
   Commodities      49,103,975.09   481,845.775 159,854.561         447,698.000
                              5
   Concentration    49,154,722.09   436,349.774 154,603.561         447,698.000
                              6
   Diversification  49,163,091.99   449,081.855 133,501.577         447,698.000
                              9
   Non-Fundamental  49,124,835.76   475,937.285 144,902.379         447,698.000
                              7